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                                                                 Exhibit 99.1


FOR IMMEDIATE RELEASE


                  NSD BANCORP, INC. SHAREHOLDERS APPROVE MERGER
                             WITH F.N.B. CORPORATION

     THREE NSD DIRECTORS APPOINTED TO F.N.B. AND FIRST NATIONAL BANK BOARDS

PITTSBURGH, PA - (February 18, 2005) At a special shareholders meeting today, shareholders of NSD Bancorp, Inc. voted overwhelmingly to approve the merger with F.N.B. Corporation (NYSE: FNB).

"The shareholders of NSD Bancorp have expressed confidence that this merger is in the best interests of all concerned," said F.N.B. Corporation's President and Chief Executive Officer Stephen J. Gurgovits. "As part of a larger organization, shareholders, employees, and customers of NSD Bancorp's NorthSide Bank will reap the rewards of lower costs, a more extensive array of financial services, and a shared commitment to customer service unparalleled in our region."

All regulatory approvals for the merger were granted in advance of today's shareholder vote. The merger was completed at the close of business today. Back office operational conversions are in place, and NorthSide Bank customers will be officially First National Bank customers on Saturday morning. New signs will be installed over the weekend and will be in place when the bank opens for business on Tuesday, February 22nd.

"First National's operations' staff is second to none in making sure the process of conversion is as seamless as possible," added Gurgovits. "Most customers of the former NorthSide Bank will experience little or no inconvenience as a result of this merger."

First National Bank will celebrate the merger by welcoming all new customers with coffee and cookies at the former NorthSide Bank branches. The merger will be celebrated, as well, at First National's new branch in Seven Fields, PA.

Due to the merger, First National Bank has added a new region to its management structure - the Pittsburgh Region. Andrew Hasley, former president of NSD Bancorp, will be president and chief executive officer of the new region. In addition to the eleven NorthSide Bank branches, Hasley will have oversight of the new First National Branch at Seven Fields, as well as branches in Peters Township, Moon Township, South Side, and Mount Oliver.

"One way First National Bank maintains its responsiveness to local needs is through our regional bank structure," commented Gary Roberts, President and Chief Executive Officer of First National Bank. "Each region is led by a regional president who is empowered to make key decisions about policy as it affects a specific region. We are indeed fortunate to have Andy Hasley, with his extensive knowledge of and contacts in this area, as regional president of the Pittsburgh region."

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                                                F.N.B. Corporation Page 2 of 3



The intent to merge was announced in October. The merger is a tax-free 100% stock deal with a fixed exchange ratio of 1.8 F.N.B. Corporation shares for each share of NSD Bancorp. The merger increases F.N.B.'s asset size to $5.5 billion. F.N.B. expects the merger to be accretive to its earnings per share and to its regulatory capital ratios in 2005.

As part of the merger agreement, at its monthly meeting on Wednesday, February 16, the Board of Directors of F.N.B. Corporation elected NSD director David Malone of Pittsburgh, to the F.N.B. Corporation Board. Two other NSD directors, Gus P. Georgiadis of Wexford, and G.A. "Pete" Colton, Jr. of Butler, have been elected directors of First National Bank of Pennsylvania, F.N.B. Corporation's lead subsidiary.

Malone, a Chartered Life Underwriter (CLU), is Principal and Chief Financial Officer of Gateway Financial. The Allegheny College graduate is a director of Gateway Financial Wealth Management, and president of Hotel Development Systems, Inc. He is a member of the Advanced Association of Life Underwriters and Legislative Circle, the Pittsburgh Life Underwriters Association, the National Association of Insurance and Financial Advisors, the Pittsburgh Chapter of CLU, and the advisory board of Bear Metallurgical Corporation. Among his civic activities he is chairman of the Pennsylvania Workforce Investment Board, a director and former chairman of Three Rivers Workforce Investment Board, and a trustee of the Jewish Healthcare Foundation. As a director of NorthSide Bank, he served on the Audit Committee, the Executive Committee, and the Pension and Profit Sharing Committee.

Georgiadis is president and chief executive officer of Triad USA, a national employee benefits services and healthcare consulting firm he founded in 1998. Prior to Triad, he was executive vice president of Highmark, Inc. He is a graduate of Westminster College in New Wilmington, PA, and earned an Executive Leadership degree from Duke University. He serves on the boards of the Children's Institute, the American Heart Association, and the Leukemia Society.

Colton is chairman of the board of G.A. Industries, Cranberry Township, a manufacturer of flow control equipment for the municipal and wastewater industry. The graduate of Westminster College and California University of Pennsylvania served on the audit, ALCO, Loan and Executive committees while a director of NorthSide Bank.

"These new directors bring extensive experience in business combined with in-depth knowledge of the greater Pittsburgh market," noted Gurgovits. "Their counsel as part of the governing boards of F.N.B. and First National Bank will be crucial to our ability to maximize the opportunities presented by this merger."


ABOUT F.N.B. CORPORATION:
F.N.B. Corporation, headquartered in Hermitage, PA, has total assets of $5.5 billion, following completion of its merger with NSD Bancorp, Inc. F.N.B. is a leading provider of banking, wealth management, insurance, and consumer finance services in western Pennsylvania and eastern Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, F.N.B. Investment Advisors, Inc., First National Insurance Agency, Inc., and Regency Finance Company. It also operates consumer finance offices in Tennessee.


Mergent Inc., a leading provider of business and financial information on publicly traded companies, has recognized F.N.B. as a Dividend Achiever. This annual recognition is based on


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                                                F.N.B. Corporation Page 2 of 3


the Corporation's outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for over 30 consecutive years.


The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol FNB. Investor information can be obtained on F.N.B.'s website at http://www.fnbcorporation.com.

This press release of F.N.B. Corporation and the reports it files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the banking industry and specifically the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance or projected performance. These include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. is engaged; (6) changes in the securities markets or (7) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.

                                                               # # #

                                                              MEDIA CONTACT:
                                                                Kathryn Lima
                                                                724-981-4318
                                                         724-301-6984 (cell)

                                   ANALYSTS/INSTITUTIONAL INVESTORS CONTACT:
                                                                 John Waters
                                                                239-514-2643
                                                         239-272-6495 (cell)

                                               http://www.fnbcorporation.com